              Schedule 14A Information required in proxy statement.
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
             Securities and Exchange Act of 1934 (Amendment No.   )


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       Section 240.14a-12


                             TCW/DW Term Trust 2000
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                 LouAnne McInnis
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


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                            TCW/DW TERM TRUST 2000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD DECEMBER 21, 1999

     The Annual Meeting of Shareholders of TCW/DW TERM TRUST 2000 (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, will be held in the Career Development Room, Sixty-First Floor, Two World Trade Center, New York, New York 10048, on December 21, 1999 at 9:00 a.m., New York City time, for the following purposes:

          1. To elect two (2) Trustees to serve a three year term or until their successors shall have been elected and qualified;

          2. To ratify or reject the selection of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending September 30, 2000;

          3. Shareholder proposal to amend the Trust's Declaration of Trust to require each Trustee, within thirty days of election, to become a Shareholder of the Trust (Note: The Trustees unanimously recommend a vote AGAINST this proposal); and

          4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on October 20, 1999 are entitled to notice of and to vote at the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. Alternatively, if you are eligible to vote telephonically by touchtone telephone or electronically on the Internet (as discussed in the enclosed Proxy Statement) you may do so in lieu of attending the Meeting in person.

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

                                                           BARRY FINK,
                                                            Secretary


October 27, 1999
New York, New York

--------------------------------------------------------------------------------
                                   IMPORTANT

     YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. CERTAIN SHAREHOLDERS WILL BE ABLE TO VOTE TELEPHONICALLY BY TOUCHTONE TELEPHONE OR ELECTRONICALLY ON THE INTERNET BY FOLLOWING INSTRUCTIONS CONTAINED ON THEIR PROXY CARDS OR ON THE ENCLOSED VOTING INFORMATION CARD.
--------------------------------------------------------------------------------

                            TCW/DW TERM TRUST 2000

               TWO WORLD TRADE CENTER, NEW YORK, NEW YORK 10048

                             ---------------------

                                PROXY STATEMENT

                            ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 21, 1999


     This statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or "Trustees") of TCW/DW TERM TRUST 2000 (the "Trust"), for use at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held on December 21, 1999, and at any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted for each of the nominees for election as Trustee and in favor of Proposal 2 and against Proposal 3. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Trust, execution and delivery of a later dated proxy to the Secretary of the Trust (whether by mail or, as described below, by touchtone telephone or the Internet) (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

     Holders of shares of the Trust ("Shareholders") as of the close of business on October 20, 1999, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting, are entitled to one vote for each share held and a fractional vote for a fractional share. On October 20, 1999 there were 44,826,328 shares of beneficial interest of the Trust outstanding, all with $0.01 par value. No person was known to own as much as 5% of the outstanding shares of the Trust on that date. The percentage ownership of shares of the Trust changes from time to time depending on purchases and sales by Shareholders and the total number of shares outstanding. The first mailing of this Proxy Statement is expected to be made on or about October 29, 1999.

     The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Trust. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Trustees, officers of the Trust, officers and regular employees of Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services" or the "Manager") or its parent company Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"), Morgan Stanley Dean Witter Trust FSB ("MSDW Trust") and/or Dean Witter Reynolds Inc. ("DWR") without special compensation therefor. In addition, the Trust may employ William F. Doring and Co. as proxy solicitor, the cost of which is not expected to exceed $3,000 and will be borne by the Trust.

     Shareholders whose shares are registered with MSDW Trust will be able to vote their shares by touchtone telephone or by Internet by following the instructions on the proxy card or on the Voting Information Card accompanying this Proxy Statement. To vote by touchtone telephone, shareholders can call the toll-free number 1-800-690-6903. To vote by Internet, shareholders can access the websites www.msdwt.com or www.proxyvote.com. Telephonic and Internet voting with MSDW Trust presently are not available to shareholders whose shares are held in street name.

     In certain instances, William F. Doring & Co. and MSDW Trust may call Shareholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate Shareholders' identities, to allow Shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a Shareholder should vote on any Proposal other than to refer to the recommendations of the Board. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law. Shareholders voting by telephone in this manner will be asked for their social security number or other identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the Shareholders' instructions have been recorded correctly they will receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect. Although a Shareholder's vote may be taken by telephone, each Shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed proxy card or by touchtone telephone or the Internet as set forth above. The last vote received in time to be voted, whether by proxy card, touchtone telephone or Internet, will be the last vote that is counted and will revoke all previous votes by the Shareholder. With respect to the solicitation of a telephonic vote by William F. Doring & Co., additional expenses would include $7.00 per telephone vote transacted, $3.00 per outbound telephone contact and costs relating to obtaining Shareholders' telephone numbers, which would be borne by the Trust.


                           (1) ELECTION OF TRUSTEES

     The number of Trustees has been currently fixed by the Trustees, pursuant to the Trust's Declaration of Trust, at eight. There are currently eight Trustees, two of whom (Michael Bozic and Charles A. Fiumefreddo) are standing for election at this Meeting to serve a three year term, in accordance with the Trust's Declaration of Trust.

     Six of the current eight Trustees (Michael Bozic, Edwin J. Garn, Wayne E. Hedien, Manuel H. Johnson, Michael E. Nugent and John L. Schroeder) are "Independent Trustees," that is, Trustees who are not "interested persons" of the Trust, as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The nominees for election as Trustees of the Trust have been proposed by the Trustees now serving or, in the case of the nominees for positions as Independent Trustees, by the Independent Trustees now serving. All of the Trustees previously have been elected by the Shareholders of the Trust.

     The nominees of the Board of Trustees for election as Trustee are listed below. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented by them for the election of these nominees:
Michael Bozic and Charles A. Fiumefreddo. Should any of the nominees become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board of Trustees may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Trust knows of no reason why the said nominees would be unable or unwilling to accept nomination or election. The election of each Trustee requires the approval of a majority of the shares of the Trust represented and entitled to a vote at the Meeting.

     Pursuant to the provisions of the Trust's Declaration of Trust, the Trustees are divided into three separate classes, each class having a term of three years. The term of office of one of each of the three classes will expire each year.

     The Board of Trustees previously determined that any nominee for election as Trustee will stand for election as Trustee and serve as Trustee in one of the three classes of Trustees as follows: Class I--Messrs. Bozic and Fiumefreddo; Class II--Messrs. Hedien, Johnson and Schroeder; and Class III--Messrs. Garn, Nugent and Purcell. Each nominee will, if elected, serve a term of up to approximately three years running for the period assigned to that class and terminating at the date of the Annual Meeting of Shareholders so designated by the Board of Trustees, or any adjournment thereof. As a consequence of this method of election, the replacement of a majority of the Board could be delayed for up to two years. In accordance with the above, the Class I Trustees are standing for election and will serve a three year term or until their successors shall have been elected and qualified.

     The following information regarding each of the nominees for election as Trustee and each of the other members of the Board includes his principal occupations and employment for at least the last five years, his age, shares of the Trust owned, if any, as of October 20, 1999 (shown in parentheses), positions with the Trust, and directorships (or trusteeships) in other companies which file periodic reports with the Securities and Exchange Commission, including the 3 investment companies, TCW/DW Term Trust 2000, TCW/DW Term Trust 2002 and TCW/DW Term Trust 2003, for which TCW Funds Management, Inc. serves as investment adviser (the "Investment Adviser" or the "Adviser"), and MSDW Advisors' wholly-owned subsidiary, MSDW Services, serves as manager (referred to herein as the "TCW/DW Term Trusts"), and the 92 investment companies for which MSDW Advisors serves as investment manager or investment adviser (referred to herein as the "Morgan Stanley Dean Witter Funds").

     The nominees for Trustee to be elected at this Meeting are:

     MICHAEL BOZIC, Trustee since June 1999; age 58; Vice Chairman of Kmart Corporation (since December 1998); Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Chairman and Chief Executive Officer of Levitz Furniture Corporation (November 1995-November 1998) and President and Chief Executive Officer of Hills Department Stores (May 1991-July 1995); formerly variously Chairman, Chief Executive Officer, President and Chief Operating Officer (1987-1991) of the Sears Merchandise Group of Sears, Roebuck and Co.; Director of Eaglemark Financial Services, Inc., and Weirton Steel Corporation.

     CHARLES A. FIUMEFREDDO*, Trustee since June 1993; age 66; Chairman, Director or Trustee and Chief Executive Officer of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Chairman, Chief Executive Officer and Director of MSDW Advisors, MSDW Services and Morgan Stanley Dean Witter Distributors Inc. ("MSDW Distributors"), Executive Vice President of DWR, Chairman and Director of MSDW Trust and Director and/or officer of various Morgan Stanley Dean Witter & Co. ("MSDW") subsidiaries (until June 1998).

     The Trustees who are not standing for reelection at this Meeting are:

     EDWIN J. GARN, Trustee since June 1999; age 67; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly United States Senator (R-Utah) (1974-1992) and Chairman, Senate Banking Committee (1980-1986); formerly Mayor of Salt Lake City, Utah (1971-1974); formerly Astronaut, Space Shuttle Discovery (April 12-19, 1985); Vice Chairman, Huntsman Corporation (chemical company); Director of Franklin Covey (time management systems), BMW Bank of North America, Inc. (industrial loan corporation), United Space Alliance (joint venture between Lockheed Martin and the Boeing Company) and Nuskin Asia Pacific (multilevel marketing); member of the board of various civic and charitable organizations.

     WAYNE E. HEDIEN, Trustee since June 1999; age 65; Retired; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director of The PMI Group, Inc. (private mortgage insurance); Trustee and Vice Chairman of The Field Museum of Natural History; formerly associated with the Allstate Companies (1966-1994), most recently as Chairman of The Allstate Corporation (March 1993-December 1994) and Chairman and Chief Executive Officer of its wholly-owned subsidiary, Allstate Insurance Company (July 1989-December 1994); director of various other business and charitable organizations.

     DR. MANUEL H. JOHNSON, Trustee since July 1993; age 50; Senior Partner, Johnson Smick International, Inc., a consulting firm; Co-Chairman and a founder of the Group of Seven Council (G7C), an international economic commission; Chairman of the Audit Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds, the TCW/DW Term Trusts and Discover Brokerage Index Series; Director of Greenwich Capital Markets, Inc. (broker-dealer) and NVR Inc. (home construction); Chairman and Trustee of the Financial Accounting Foundation (oversight organization for the Financial Accounting Standards Board); formerly Vice Chairman of the Board of Governors of the Federal Reserve System (1986-1990) and Assistant Secretary of the U.S. Treasury (1982-1986).


     MICHAEL E. NUGENT, Trustee since July 1993; age 63; General Partner, Triumph Capital, L.P., a private investment partnership; Chairman of the Insurance Committee and Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; formerly Vice President, Bankers Trust Company and BT Capital Corporation (1984-1988); Director of various business organizations.

     PHILIP J. PURCELL*, Trustee since June 1999; age 56; Chairman of the Board of Directors and Chief Executive Officer of MSDW, DWR and Novus Credit Services Inc.; Director of MSDW Distributors; Director or Trustee of the Morgan Stanley Dean Witter Funds, Discover Brokerage Index Series and the TCW/DW Term Trusts; Director and/or officer of various MSDW subsidiaries.

     JOHN L. SCHROEDER, Trustee since April 1995; age 69; Retired; Chairman of the Derivatives Committee and Director or Trustee of the Morgan Stanley Funds, the TCW/DW Term Trusts and Discover Brokerage Index Series; Director of Citizens Utilities Company (telecommunications, gas, electric and water utilities company); formerly Executive Vice President and Chief Investment Officer of The Home Insurance Company (August 1991-September 1995).

     The executive officers of the Trust are: Mitchell M. Merin, President; Barry Fink, Vice President, Secretary and General Counsel; Ronald E. Robison, Vice President; Robert S. Giambrone, Vice President; Philip A. Barach, Vice President, Jeffrey E. Gundlach, Vice President; Frederick H. Horton, Vice President; and Thomas F. Caloia, Treasurer. In addition, Marilyn K. Cranney, Lou Anne D. McInnis, Carsten Otto, Ruth Rossi, Todd Lebo and Natasha Kassian serve as Assistant Secretaries.

     Mr. Merin is 46 years old and is currently President and Chief Operating Officer of Asset Management of MSDW (since December 1998), President, Director (since April 1997) and Chief Executive Officer (since June 1998) of MSDW Advisors and MSDW Services, Chairman, Chief Executive Officer and Director of the MSDW Distributors (since June 1998), Chairman and Chief Executive Officer (since June 1998) and Director (since January 1998) of MSDW Trust, President of the Morgan Stanley Dean Witter Funds, the TCW/DW Term Trusts and Discover Brokerage Index Series (since May 1999), and Director of various other MSDW subsidiaries. Mr. Fink is 44 years old and is currently Senior Vice President (since March 1997), Secretary and General Counsel (since February 1997) and Director (since July 1998) of MSDW Advisors and MSDW Services and Assistant Secretary of DWR (since August 1996); he is also Senior Vice President (since March 1997), Assistant Secretary and Assistant General Counsel (since February
1997) of MSDW Distributors. He was previously First Vice President, Assistant Secretary and Assistant General Counsel of MSDW Advisors. Mr. Robison is 60 years old and is currently Executive Vice President and Chief Administrative Officer of MSDW Advisors and MSDW Services (since September 1998); and Director (since February 1999) of MSDW Advisors and MSDW Services; prior thereto he was a Managing Director of the TCW Group, Inc.


----------
* Messrs. Fiumefreddo and Purcell may be deemed "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act, due to their affiliation with the Manager and/or its affiliated companies.

Mr. Giambrone is 45 years old and is currently Senior Vice President of MSDW Advisors, MSDW Services, MSDW Distributors and MSDW Trust (since August 1995) and a Director of MSDW Trust (since April 1996). He was formerly a partner of KPMG Peat Marwick, LLP. Mr. Caloia is 53 years old and is currently First Vice President and Assistant Treasurer of MSDW Advisors and MSDW Services. Other than Messrs. Robison and Giambrone, each of the above officers has been an employee of MSDW Advisors or its affiliates for over five years. Mr. Barach is 47 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Mr. Gundlach is 40 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Mr. Horton is 41 years old and is currently a Managing Director of Trust Company of the West, TCW Asset Management Company and TCW Funds Management, Inc. Messrs. Barach, Gundlach and Horton have been associated with The TCW Group, Inc. and/or its subsidiaries for over five years.


THE BOARD OF TRUSTEES, THE INDEPENDENT TRUSTEES, AND THE COMMITTEES

     The Board of Trustees consists of eight (8) trustees. These same individuals also serve as trustees for the other two TCW/DW Term Trusts. As of September 30, 1999, the TCW/DW Term Trusts had total net assets of approximately $1.7 billion and approximately 35,000 shareholders.

     Six Trustees (75% of the total number) have no affiliation or business connection with TCW Funds Management, Inc. or MSDW Services or any of their affiliated persons and do not own any stock or other securities issued by MSDW or TCW, the parent companies of MSDW Services and TCW Funds Management, Inc., respectively. These are the "disinterested" or "independent" Trustees.

     Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The TCW/DW Term Trusts seek as Independent Trustees individuals of distinction and experience in business and finance, government service or academia; these are people whose advice and counsel are in demand by others and for whom there is often competition. To accept a position on the TCW/DW Term Trusts' Boards, such individuals may reject other attractive assignments because the TCW/DW Term Trusts make substantial demands on their time.

     All of the Independent Trustees serve as members of the Audit Committee. In addition, three of them also serve as members of the Derivatives Committee and the Insurance Committee. During the calendar year ended December 31, 1998, the Audit Committee, the Derivatives Committee, the Insurance Committee and the Independent Trustees held a combined total of twelve meetings. The Trust does not have any nominating or compensation committees.

     The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing Trust performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance, and trading among the TCW/DW Term Trusts; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.

     The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Trust's independent accountants; directing investigations into matters within the scope of the independent accountants' duties, including the power to retain outside specialists; reviewing with the independent accountants the audit plan and results of the auditing engagement; approving professional services provided by the independent accountants and other accounting firms prior to the performance of such services; reviewing the independence of the independent accountants; considering the range of audit and non-audit fees; reviewing the adequacy of the Trust's system of internal controls and preparing and submitting Committee meeting minutes to the full Board.

     The Board of each TCW/DW Term Trust has formed a Derivatives Committee to approve parameters for and monitor the activities of the TCW/DW Term Trusts with respect to derivative investments, if any, made by each TCW/DW Term Trust. Finally, the Board of each TCW/DW Term Trust has formed an Insurance Committee to review and monitor the insurance coverage maintained by each TCW/DW Term Trust.

     For the fiscal year ended September 30, 1999, the Board of Trustees of the Trust held 6 meetings, and the Audit Committee, the Independent Trustees, the Derivatives Committee and the Insurance Committee of the Trust held 3, 5, 3 and 1 meeting(s), respectively. No Trustee attended fewer than 75% of the meetings of the Board of Trustees, the Audit Committee, the Independent Trustees, the Derivatives Committee or the Insurance Committee held while he served in such positions.


ADVANTAGES OF HAVING SAME INDIVIDUALS AS INDEPENDENT TRUSTEES FOR ALL TCW/DW
FUNDS

     The Independent Trustees and the TCW/DW Term Trusts' management believe that having the same Independent Trustees for each of the TCW/DW Term Trusts avoids the duplication of effort that would arise from having different groups of individuals serving as Independent Trustees for each of the TCW/DW Term Trusts. They believe that having the same individuals serve as Independent Trustees of all the TCW/DW Term Trusts tends to increase their knowledge and expertise regarding matters which affect the TCW/DW Term Trusts generally and enhances their ability to negotiate on behalf of each TCW/DW Term Trust with the TCW/DW Term Trust's service providers. This arrangement also precludes the possibility of separate groups of Independent Trustees arriving at conflicting decisions regarding operations and management of the TCW/DW Term Trusts and avoids the cost and confusion that would likely ensue. Finally, having the same Independent Trustees serve on all TCW/DW Term Trust Boards enhances the ability of each TCW/DW Term Trust to obtain, at modest cost to each separate TCW/DW Term Trust, the services of Independent Trustees of the caliber, experience and business acumen of the individuals who serve as Independent Trustees of the TCW/DW Term Trusts.


SHARE OWNERSHIP BY TRUSTEES

     The Trustees have adopted a policy pursuant to which each Trustee and/or his or her spouse is required to invest at least $25,000 in any of the TCW/DW Term Trusts, the Morgan Stanley Dean Witter Funds or Discover Brokerage Index Series on whose boards the Trustee serves. In addition, the policy contemplates that the Trustees will, over time, increase their aggregate investment in these funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific Funds in any manner they determine is appropriate based on their individual investment objectives. As of the date of this Proxy Statement each Trustee is in compliance with the policy. Any future Trustee will be given a one year period following his or her election within which to comply with the foregoing. As of September 30, 1999, the total value of the investments by the Trustees and/or their spouses in shares of the aforementioned funds was approximately $43.4 million.

     As of October 20, 1999, the aggregate number of shares of beneficial interest of the Trust owned by the Trust's officers and Trustees as a group was less than 1 percent of the Trust's shares of beneficial interest outstanding.


COMPENSATION OF INDEPENDENT TRUSTEES

     The Trust pays each Independent Trustee an annual fee of $800 plus a per meeting fee of $50 for meetings of the Board of Trustees, the Independent Trustees or Committees of the Board of Trustees attended by the Trustee (the Trust pays the Chairman of the Audit Committee an additional annual fee of $750 and pays the Chairmen of the Derivatives and Insurance Committees additional annual fees of $500). Prior to June 28, 1999, the annual fee was $2,800 and the per meeting fee was $200. If a Board meeting and a meeting of the Independent Trustees or a Committee meeting, or a meeting of the Independent Trustees and/or more than one Committee meeting, take place on a single day, the Trustees are paid a single meeting fee by the Trust. The Trust also reimburses such Trustees for travel and other out-of-pocket expenses incurred by them in connection with attending such meetings. Trustees and officers of the Trust who are or have been employed by the Manager or the Adviser or an affiliated company of either receive no compensation or expense reimbursement from the Trust for their services as Trustee. The Trustees of the TCW/DW Term Trusts do not have retirement or deferred compensation plans.

     The following table illustrates the compensation paid to the Trust's Independent Trustees by the Trust for the fiscal year ended September 30, 1999. Messrs. Bozic, Garn and Hedien became Trustees of the Trust on June 28, 1999.


                              TRUST COMPENSATION




                                     AGGREGATE
                                    COMPENSATION
NAME OF INDEPENDENT TRUSTEE        FROM THE TRUST
-------------------------------   ---------------
Michael Bozic .................         $600
Edwin J. Garn .................          600
Wayne E. Hedien ...............          600
Dr. Manuel H. Johnson .........          975
Michael E. Nugent .............          850
John L. Schroeder .............          850

     The following table illustrates the compensation paid to the Trust's Independent Trustees for the calendar year ended December 31, 1998 for services to the 3 TCW/DW Term Trusts.


                   CASH COMPENSATION FROM TCW/DW TERM TRUSTS




                                         TOTAL
                                   CASH COMPENSATION
                                    FOR SERVICES TO
                                       3 TCW/DW
NAME OF INDEPENDENT TRUSTEE           TERM TRUSTS
-------------------------------   ------------------
Dr. Manuel H. Johnson .........         $3,725
Michael E. Nugent .............          3,683
John L. Schroeder .............          3,683

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION FOR EACH OF THE TRUSTEES NOMINATED FOR ELECTION.


INVESTMENT ADVISER

     TCW Funds Management, Inc. (the "Investment Adviser") is the Trust's investment adviser. The Investment Adviser, a California corporation, is a wholly-owned subsidiary of The TCW Group, Inc. (formerly TCW Management Company) ("The TCW Group"), a Nevada corporation, whose direct and indirect subsidiaries, including Trust Company of the West and TCW Asset Management Company, provide a variety of trust, investment management and investment advisory services. As of September 30, 1999, the Investment Adviser and its affiliates had approximately $57 billion under management or committed to management. The Investment Adviser is headquartered at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

     The Principal Executive Officers and Directors of the Investment Adviser, and their principal occupations, are:


     Marc I. Stern, Chairman, Thomas E. Larkin, Jr., Vice Chairman and Alvin R. Albe, Jr., President. Mr. Robert A. Day may be deemed to be a control person of the Adviser by virtue of the aggregate ownership of Mr. Day and his family of more than 25% of the outstanding voting stock of The TCW Group, Inc. Mr. Albe is an Executive Vice President of The TCW Group, Inc. Mr. Stern is currently Chairman and Director of the Investment Adviser, President and Director of The TCW Group, Inc. and Executive Vice President and Director of Trust Company of the West. Mr. Larkin is currently Vice Chairman and Director of the Investment Adviser, Executive Vice President of The TCW Group, Inc. and President and Director of Trust Company of the West.


     The business address of the foregoing Directors and Executive Officers is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.


MANAGER


     Morgan Stanley Dean Witter Services Company Inc. ("MSDW Services") is the Trust's Manager. MSDW Services, which maintains its offices at Two World Trade Center, New York, New York 10048, is a wholly-owned subsidiary of Morgan Stanley Dean Witter Advisors Inc. ("MSDW Advisors"). MSDW Advisors maintains its offices at Two World Trade Center, New York, New York 10048. MSDW Advisors is a wholly-owned subsidiary of MSDW, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses--securities, asset management and credit services.


     The Principal Executive Officer and Directors of MSDW Advisors are Mitchell M. Merin, President and Chief Executive Officer, Ronald E. Robison, Executive Vice President, President and Chief Administrative Officer and Barry Fink, Senior Vice President, Secretary and General Counsel. The principal occupations of Messrs. Merin, Robison and Fink are described above under the section "Election of Trustees." The business address of the Executive Officer and other Directors is Two World Trade Center, New York, New York 10048.


     MSDW Advisors and MSDW Services serve in various investment management, advisory, management and administrative capacities to investment companies and pension plans and other institutional and individual investors.


     MSDW has its offices at 1585 Broadway, New York, New York 10036. There are various lawsuits pending against MSDW involving material amounts which, in the opinion of its management, will be resolved with no material effect on the consolidated financial position of the company.


  (2) RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS


     The Trustees have unanimously selected the firm of PricewaterhouseCoopers LLP as the Trust's independent accountants for the fiscal year ending September 30, 2000. PricewaterhouseCoopers LLP has been the independent accountants for the Trust since its inception, and has no direct or indirect financial interest in the Trust.


     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions of Shareholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting is required for ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the Trust.

     THE TRUSTEES UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE TRUST.


         (3) SHAREHOLDER PROPOSAL TO AMEND THE DECLARATION OF TRUST OF
          TCW/DW TERM TRUST 2000 TO REQUIRE THAT EACH TRUSTEE, WITHIN
           THIRTY DAYS OF ELECTION, BECOME A SHAREHOLDER OF THE TRUST

     The Trust has been informed by Edwin S. Mullett, 1420 Fern Court, Vero Beach, Florida 32963-4009, a shareholder of record who owned approximately 2,444.8 shares at October 20, 1999 (the "Proponent"), that he intends to submit the following proposal at the Meeting:

     RESOLVED, that the Declaration of Trust be amended to require that each Trustee, within thirty days of election, become a shareholder of the Trust.

     The Proponent has requested that the following statement be included in support of his proposal:

          Surely the Trustees could better understand and represent our interests if they were shareholders themselves. You would think they would want to share the risks and rewards of our investment. Yet not one of our Trustees owns a single share of our Trust. In fact, no Trustee has EVER been a shareholder of our Trust. You can read below a lengthy litany of excuses seeking to convince you that we are somehow better off because the Trustees WILL NOT invest in our Trust. Let's look at their excuses: I call them the THREE LITTLE FIGS.

          Fig Leaf #1 - "The Trustees have adopted a policy" which requires "each Trustee . . . to invest at least $25,000 in any of the Funds." But they refuse to invest even $10 in our Trust. And, believe-it-or-not, the Trustees can meet their requirement with a money market fund! This is the scantiest of the fig leaves.

          Fig Leaf #2 - "The Trust's objectives and policies may not be appropriate for a Trustee." I guess this means that what's good for us isn't good for them. Aw, come on guys - you can meet our proposed requirement by investing less than $10.

          Fig Leaf #3 - "Any policy which requires the Trustees to own shares of a specific Fund . . . could logically be extended to all Funds". This excuse is nothing but a smokescreen since my proposal applies only to TCW/DW Term Trust 2000 and has no application to any other company. Will logic oblige the Trustees to invest in all the Funds if my proposal passes? They refuse to answer: impaled on a fig leaf?

          The Trustees complain about the proxy costs imposed on the Trust by my proposal. They don't tell you that I have offered to GIVE shares to each Trustee and withdraw my proposal. Through their attorney they declined my offer.

          The Trustees ballyhoo their Share Ownership Policy. They don't tell you that before my proposal they had NO share ownership requirement.

          The Trustees argue that my proposal and other similar proposals have not succeeded. They don't tell you that on several occasions these proposals have been approved by an overwhelming majority of those voting. In fact, the shareholders of our Trust once voted almost 7 to 1 to approve my proposal! It failed to pass only because it narrowly missed quorum (by 4%).

          The attorney for the Trustees has suggested that I should withdraw my proposal since "there can no longer be any reasonable expectation" that it will pass. Of course, neither he nor any of the Trustees can vote since they aren't shareholders. But you are -- and together perhaps we will prove him wrong.

          I urge you to vote for my proposal and encourage the Trustees to join us as stockholders.

          THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.


RECOMMENDATION OF THE BOARD OF TRUSTEES

     The same proposal by Mr. Mullett has been made to the Shareholders of this Trust, to the Shareholders of the other TCW/DW Term Trusts by either Mr. Mullett, or by Mr. Mullet and his wife, Carol W. Mullett, jointly, as well as to the Shareholders of other Trusts in the Morgan Stanley Dean Witter complex of Mutual Funds by either Mrs. Mullett, or by Mr. Mullett and Mrs. Mullett jointly, a total of 24 times. Each time the Trustees determined to oppose the proposal, as in their view it was not in the best interests of the Shareholders of the Trusts. The Trustees continue to adhere to this view.

     The Trustees have already adopted a share ownership proposal, which is consistent with the recommendations made by the Investment Company Institute Advisory Group on Best Practices for Fund Directors.

     Under the share ownership policy, the Trustees have invested over $43 million in the Morgan Stanley Dean Witter complex of Funds, and each of the Trustees is in full compliance with the Morgan Stanley Dean Witter Funds' share ownership policy without considering any investments in money market funds.

     Mr. Mullett ridicules the Trust share ownership policy, but fails to explain how the investment of approximately $10.00 in this Trust would achieve the benefits he claims this proposal will achieve for shareholders. Nor does he tell you about the additional proxy costs imposed upon the Trust and upon you, the shareholders, whose interests he purports to represent, each time his proposal is submitted to shareholders.

     He also does not tell you that he or Mrs. Mullet, or both of them, have made the same proposal in proxies of this Trust, other TCW/DW Term Trusts and other Trusts in the Morgan Stanley Dean Witter complex a total of 24 times. None of these proposals has been successful.

     The Trustees once again urge you to defeat this proposal. Why this proposal is in anyone's interest, especially given the share ownership policy currently in effect, defies logic. The reasons for the Trustees decision are reiterated below.


THE SHARE OWNERSHIP POLICY

     Each Trustee and/or his spouse is required to invest at least $25,000 in any of the funds in the Morgan Stanley Dean Witter complex, including this Trust, on whose Board the Trustee serves.

     In addition, the policy contemplates that the Trustees will over time increase their aggregate investment in funds above the $25,000 minimum requirement. The Trustees may allocate their investments among specific funds in any amount that they determine is appropriate based on their individual investment objectives, the same right held by each individual shareholder.

     As of the date of this proxy statement, each Trustee is in compliance with the policy. As of September 30, 1999, the total value of shares of Morgan Stanley Dean Witter Funds owned by the Trustees and/or their spouses was approximately $43.4 million. This policy is precisely in line with the recommendations of the Advisory Group on Best Practices for Fund Directors described below.

REASONS FOR OPPOSING THE SHAREHOLDER PROPOSAL

     The share ownership policy requires the Trustees to make a significant investment in the Funds in the Morgan Stanley Dean Witter complex, which includes the Trust, while allowing the Trustees to select the specific Funds that meet their own individual investment needs. As stated in the three previous years' proxy statements, the Trustees believe it is not necessary to own shares of any particular Trust to act in the best interests of shareholders and that they can carry out their duties and functions diligently and effectively with or without owning shares of the Trust. In addition, because the Trust's objectives and policies may not be appropriate for a Trustee's individual financial circumstances, the Trust could be inhibited in its ability to attract Trustees if the available pool is limited to those whose personal financial needs are met by the Trust's objectives and policies.

     On June 24, 1999, the Investment Company Institute (the national association of the American investment company industry) publicly released the recommendations of the Report of the Advisory Group on Best Practices for Fund Directors. One of those recommendations is that "investment company boards adopt a policy that requires fund directors to invest in one or more of the funds [in a complex] on whose boards they serve." This is precisely what the Trustees have had in effect for the past several years. The objectives of the recommended policy are to enable directors to better serve the interests of fund shareholders (i) since share ownership helps align the interests of directors with those of shareholders in a complex, and (ii) the directors should better understand the quality of shareholder services provided by the fund group if they experience those services first hand. The Advisory Group decided not to recommend a policy requiring directors to invest in every fund on whose board they serve since that could result "in de minimis investments in each fund [in the complex] and would not be likely to serve the [foregoing] objectives to any greater extent than requiring ownership of shares of some of the funds." Currently, there are approximately 127 investment portfolios in the Morgan Stanley Dean Witter Fund complex.

     The Trustees continue to believe that any policy requiring the Trustees to own shares of a specific Fund for which they serve as Trustees, without regard to their own respective investment objectives, could logically be extended to all the Funds in the Morgan Stanley Dean Witter complex. The Trustees believe that such a complex-wide share ownership requirement would be impractical and undesirable because it could make it more difficult to maintain the same board of directors for all the Funds given the large number of Funds in the complex. The Advisory Group specifically recommended that all fund complexes with any substantial number of funds generally adopt either a unitary or cluster board structure. The Trustees believe that having the same Trustees for each of the Morgan Stanley Dean Witter Funds is in the best interests of all the Funds' shareholders for several reasons. First, a common board enhances the ability of each Fund, to obtain, at modest cost to each separate Fund, the services of high caliber Trustees. Separate boards for individual Morgan Stanley Dean Witter Funds would result in operational inefficiencies and increased costs to you, the shareholders. In addition, having a common board avoids the duplication of effort that would arise from having different groups of individuals serving as Trustees for each of the Funds and avoids the cost and confusion that may arise from different conclusions being reached by different boards on the same operations and management issues. Finally, serving as Trustees of all Funds tends to increase a Trustee's knowledge and expertise regarding matters which affect all the Funds in the complex and enhances the ability to negotiate on behalf of each Fund with the Fund's service providers.

     For the reasons stated above and in light of the fact that they have adopted the share ownership policy described above, the Trustees unanimously recommend that shareholders vote AGAINST the shareholder proposal.

     The affirmative vote of the holders of a majority of the shares outstanding and entitled to vote at the Meeting is required for the approval of the shareholder proposal.

                            ADDITIONAL INFORMATION

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Trust's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which have been received by the date of the Meeting.

     Abstentions and, if applicable, broker "non-votes" will not count as votes in favor of any of the proposals, and broker "non-votes" will not be deemed to be present at the Meeting for purposes of determining whether a particular proposal to be voted upon has been approved. Broker "non-votes" are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

     Four purported class actions have been filed in the Superior Court for the State of California, County of Orange, against some of the Trust's Trustees and officers, one of its underwriters, the lead representative of its underwriters, the Adviser, the Manager and other defendants--but not against the Trust--by certain shareholders of the Trust and other trusts for which the defendants act in similar capacities. These plaintiffs generally allege violations of state statutory and common law in connection with the marketing of the Trust to customers of one of the underwriters. Damages, including punitive damages, are sought in an unspecified amount. On or about October 20, 1995, the plaintiffs filed an amended complaint consolidating these four actions. The defendants thereafter filed answers and affirmative defenses to the consolidated amended complaint. The defendants' answers deny all of the material allegations of the plaintiffs' complaint. In 1996, the plaintiffs voluntarily dismissed, without prejudice, their claims against two defendants who were independent Trustees of the Trusts. In March 1997, all of the remaining defendants in the litigation filed motions for judgment on the pleadings, seeking dismissal of all of the claims asserted against them. The defendants' motions were fully briefed by all parties and were the subject of a hearing before the Court on April 18, 1997. In July, 1997, the Court denied the motion for judgment on the pleadings. In August, 1997, plaintiffs filed a motion for class certification. In their motion, the plaintiffs requested certification of a "nationwide" class of Term Trust purchasers. On June 1, 1998, the Court granted in part and denied in part the plaintiff's motion for class certification. The Court ruled that plaintiff's motion was "granted as to [a California] statewide class," but was "denied as to a nationwide class." On October 13, 1998, three separate class actions alleging similar claims on behalf of the residents of the states of Florida, New Jersey and New York were filed in the state courts of those states. The defendants removed the Florida action to federal court and the plaintiffs' motion to remand the action to state court was denied. Motions to dismiss were filed by the defendants in the Florida action on August 30, 1999, in the New Jersey action on July 26, 1999 and in the New York action on September 10, 1999. The New Jersey motion was denied by the court on September 27, 1999 and the defendants have filed a motion to vacate. The motions to dismiss in Florida and New York are pending. Certain of the defendants in these suits have asserted their right to indemnification from the Trust. The ultimate outcome of these matters is not presently determinable, and no provision has been made in the Trust's financial statements for the effect, if any, of such matters.


                             SHAREHOLDER PROPOSALS

     Proposals of security holders intended to be presented at the next Annual Meeting of Shareholders must be received no later than July 5, 2000 for inclusion in the proxy statement and proxy for that meeting. The mere submission of a proposal does not guarantee its inclusion in the proxy materials or its presentation at the meeting. Certain rules under the federal securities laws must be met.

                          INTEREST OF CERTAIN PERSONS

     MSDW, MSDW Advisors, DWR, MSDW Services, The TCW Group, Inc. and its affiliates, and certain of the respective Directors, Officers, and employees of each, including persons who are Trustees or Officers of the Trust, may be deemed to have an interest in certain of the proposals described in this Proxy Statement to the extent that certain of such companies and their affiliates have contractual and other arrangements, described elsewhere in this Proxy Statement, pursuant to which they are paid fees by the Trust, and certain of those individuals are compensated for performing services relating to the Trust and may also own shares of MSDW and The TCW Group, Inc. Such companies and persons may thus be deemed to derive benefits from the approvals by Shareholders of such proposals.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The following persons are "reporting persons" under Section 16 of the Securities Exchange Act of 1934 and had not previously filed an "Initial Statement of Beneficial Ownership of Securities" on Form 3: Mitchell M. Merin, Ronald E. Robison, Joseph J. McAlinden, Michael Bozic, Edwin J. Garn, Philip J. Purcell, John L. Schroeder, Wayne E. Hedien and Barry Fink. None of the above reporting persons has ever held any shares of the Trust. In addition, Credit Suisse Group, which owns more than ten percent of the shares of the Trust, failed to timely file a Form 3 and Form 4.


                            REPORTS TO SHAREHOLDERS

     THE TRUST'S MOST RECENT ANNUAL REPORT AND ITS MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT PREVIOUSLY HAVE BEEN SENT TO SHAREHOLDERS AND ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM NINA WESSEL AT MORGAN STANLEY DEAN WITTER TRUST FSB, HARBORSIDE FINANCIAL CENTER, PLAZA TWO, JERSEY CITY, NEW JERSEY 07311 (TELEPHONE 1-800-869-NEWS) (TOLL-FREE).


                                 OTHER BUSINESS

     The management knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.



                                         By Order of the Board of Trustees

                                           BARRY FINK

                                            Secretary

                            TCW/DW TERM TRUST 2000

                                     PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


The undersigned hereby appoints Ronald E. Robison, Barry Fink and Robert S. Giambrone, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of TCW/DW Term Trust 2000 on December 21, 1999 at 9:00 a.m., New York City time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated October 27, 1999 as follows:





                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDER-SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR TRUSTEE AND FOR PROPOSAL 2 AND AGAINST PROPOSAL 3 SET FORTH ON THE REVERSE HEREOF AND AS RECOMMENDED BY THE BOARD OF TRUSTEES.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

--------------------------------------------------------------------------------
                                                        PLEASE MARK VOTES AS
                                                        IN THE EXAMPLE USING [X]
                                                        BLACK OR BLUE INK

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD
YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET
(SEE ENCLOSED VOTING INFORMATION CARD FOR FURTHER INSTRUCTIONS)

TO VOTE A PROXY BY PHONE, call Toll-Free: 1-800-690-6903

TO VOTE A PROXY BY INTERNET, visit our Website(s): WWW.MSDWT.COM or WWW.PROXYVOTE.COM


1. Election of two (2) Trustees:                                       FOR ALL
                                                FOR      WITHHOLD      EXCEPT
                                                [ ]         [ ]          [ ]

   01. Michael Bozic   02. Charles A. Fiumefreddo

IF YOU WISH TO WITHHOLD AUTHORITY FOR ANY PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME.

2. Ratification of appointment of               FOR      AGAINST       ABSTAIN
   PricewaterhouseCoopers LLP as                [ ]         [ ]          [ ]
   independent accountants.

3. Shareholder proposal                         FOR      AGAINST       ABSTAIN
(NOTE: THE TRUSTEES RECOMMEND                   [ ]         [ ]          [ ]
A VOTE AGAINST THIS PROPOSAL)


                                                       Date
                                                           ---------------------

     Please make sure to sign and date this Proxy using black or blue ink.

                    ---------------------------------------
                       Shareholder sign in the box above

                    ---------------------------------------
                    Co-Owner (if any) sign in the box above


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
            PLEASE FOLD AND DETACH AT PERFORATION ALONG DOTTED LINES


                             TCW/DW TERM TRUST 2000

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                                   IMPORTANT


              USE ONE OF THESE THREE EASY WAYS TO VOTE YOUR PROXY
 1. BY MAIL. PLEASE DATE, SIGN AND RETURN THE ABOVE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVEOLPE.
 2. BY INTERNET. HAVE YOUR PROXY CARD AT HAND. GO TO THE "VOTE YOUR PROXY HERE" LINK ON THE WEBSITE WWW.MSDWT.COM OR WWW.PROXYVOTE.COM. ENTER YOUR
    12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLLOW THE SIMPLE INSTRUCTIONS.
 3. BY TELEPHONE. HAVE YOUR PROXY CARD AT HAND. CALL 1-800-690-6903 ON A TOUCH-TONE PHONE. ENTER YOUR 12-DIGIT CONTROL NUMBER LOCATED ON THE PROXY CARD AND FOLOW THE SIMPLE RECORDED INSTRUCTIONS.
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PRX 0030

MORGAN STANLEY DEAN WITTER FUNDS

OFFERS TWO NEW WAYS TO VOTE YOUR PROXY
24 HOURS A DAY, 7 DAYS A WEEK

You can now vote your proxy in a matter of minutes with the ease and convenience of the Internet or the telephone. You may still vote by mail. But remember, if you are voting by Internet or telephone, do not mail the proxy.

TO VOTE BY INTERNET:

1.   Read the enclosed Proxy Statement and have your Proxy Card available.

2. Go to the "Proxy Voting" link on www.msdwt.com or to website www.proxyvote.com.

3.   Enter the 12-digit Control Number found on your Proxy Card.

4.   Follow the simple instructions.

TO VOTE BY TELEPHONE:

1.   Read the enclosed Proxy Statement and have your Proxy Card available.

2.   Call toll-free 1-800-690-6903.

3.   Enter the 12-digit Control Number found on your Proxy Card.

4.   Follow the simple recorded instructions.

YOUR PROXY VOTE IS IMPORTANT!

     Thank You for Submitting Your Proxy.